EXHIBIT 99.22

                       CONVERSION AGREEMENT AND AMENDMENT

     This Conversion Agreement and Amendment (the "Agreement") is made as of March 7, 2007, among North American Technologies Group, Inc., a Delaware corporation (the "Company"), and the holders of the 7% Convertible Debentures due on July 1, 2008, as amended (the "Debentures"), of the Company (each individually a "Holder" and collectively the "Holders"). Capitalized terms used but not defined herein shall have the meanings given them in the Debenture.

     1. Conversion. Each of the Holders hereby elects to convert the entire amount of principal under the Debentures held by it into shares of Common Stock of the Company according to the conditions of the Debentures and this Agreement. The Conversion Date shall be the date on which the Company receives all of the executed Promissory Notes from the respective Payees thereunder and executed counterparts to this Agreement from the Holders of the Debentures, provided, however, that if the Effective Date does not occur by March 30, 2007, this Agreement will terminate and be of no further force or effect.

     2. Waiver and Amendment. The requirement of Section 4(c) of the Debentures that a Holder's ownership of the Common Stock not exceed the percentage set forth therein is hereby waived and the Debentures are hereby amended to delete that Section 4(c) in its entirety, and all references thereto in the Debentures.

     3. Consideration. In consideration for the conversion by the Holders of the Debentures on the Conversion Date, the Company will pay to the Holders on the Conversion Date the number of shares of Common Stock equal to the quotient of
(i) the Interest Share Amount that would be due and owing to the Holders if the Debentures were held through the Maturity Date divided by (ii) the Interest Conversion Rate as of the Conversion Date. The Company will within ten Trading Days of the Conversion Date, cause its transfer agent to deliver the Conversion Shares in accordance with Section 4(d)(ii) of the Debentures.

     4. Antidilution Adjustment. If the Company shall, in connection with its proposed financing in the amount of no less than $11.6 million (the "Financing"), sell or grant any option to purchase, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the Conversion Price, as adjusted on the date of this Agreement (such lower price, the "Base Price"), then, upon consummation of the Financing, the Company shall issue to the Holders, pro rata, the number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock received pursuant to this Agreement and (ii) the number of shares of Common Stock to which the Holders would have been entitled if the Conversion Price on the date of this Agreement had been equal to the Base Price. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this provision, indicating therein the applicable Base Price.

     5. Prospectus Delivery. Each of the Holders agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the Conversion Shares.


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     6. Transfer Taxes. If any of the Conversion Shares are to be issued in the name of a person other than the Holder thereof, that Holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any

                                NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                                By: /s/ Neal Kaufman
                                    ----------------
                                    Neal Kaufman, Chief Executive Officer


AMOUNT OF DEBENTURES:           HOLDERS:

$6,141,287.80                   Sponsor Investments, LLC
                                By Herakles Investments, Inc., Managing Member

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------


$1,831,995.10                   Crestview Capital Master, LLC

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------


$349,999.65                     Enable Growth, L.P.

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------


$49,999.95                      Enable Opportunity Partners, L.P.

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------


$594,318.30                      Islandia, LP
                                 By John Lang, Inc., General Partner

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------


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

$1,492,399.20                     Midsummer Investment
                                  Ltd. By Midsummer Capital, LLC,
                                  Investment Manager

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------


$50,000.00                        Scott M. and Cheryl L. Hergott Living Trust

                                   By:
                                      --------------------------
                                      --------------------------

                                   Name:
                                        ------------------------
                                        ------------------------

                                   Titles:
                                          -----------------------


$50,000.00                         -----------------------------
                                     Michael Toibb

$940,000.00                       Toibb Investment, LLC

                                  By Toibb Management LLC,
                                  Manager

                                   By:
                                      --------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------



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